UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 De Guigne Drive

Sunnyvale, California 94085

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2012, TeleNav, Inc. (the “Company”) entered into Amendment No. 6 (“TomTom Amendment No. 6”) to the License Agreement dated July 1, 2009, as amended (the “TomTom Agreement”), with TomTom North America, Inc. (“TomTom”). The terms of TomTom Amendment No. 6 are effective as of July 1, 2012. TomTom Amendment No. 6 reduces the fees for map and point of interest data the Company provides for bundled offerings to customers of Sprint United Management Company (“Sprint”). The material impact of TomTom Amendment No. 6 is to align the fee structure the Company will pay to TomTom with the revenue it will receive from Sprint.

The foregoing summary of TomTom Amendment No. 6 is qualified in its entirety by reference to the full text of TomTom Amendment No. 6, referenced as Exhibit 10.15.6 hereto and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On July 24, 2012, the Company’s board of directors appointed Ken Xie to be a member of the Company’s board of directors, subject to his acceptance of such appointment. On July 30, 2012, Ken Xie accepted his appointment to the Company’s board of directors, and will serve as a Class II director. Mr. Xie will stand for reelection at the 2014 annual meeting of stockholders.

In connection with his appointment, Mr. Xie and the Company entered into a director offer letter dated July 30, 2012, which provides for, among things, an initial grant of 20,000 restricted stock units (“RSUs”) under the Company’s 2009 Equity Incentive Plan. Mr. Xie’s RSUs will vest and will be issued as to one-fourth of the shares on each annual anniversary following the date of grant, with full vesting in four years, contingent upon Mr. Xie’s continued service as one of the Company’s directors; provided, that upon the closing of a change of control of the Company, the unvested portion of Mr. Xie’s RSUs shall fully vest. Mr. Xie will also receive an additional grant of 5,000 RSUs, subject to the same terms as his initial grant, each following year on the date of the Company’s annual stockholder meeting, subject to Mr. Xie’s continued service as one of the Company’s directors.

Mr. Xie will receive cash compensation in accordance with the nonemployee director compensation policy that was approved by the Company’s board of directors and is described in the Company’s proxy statement to its stockholders that was filed with the Securities and Exchange Commission on September 29, 2011.

Mr. Xie has served as the President and Chief Executive Officer of Fortinet, Inc. since he co-founded Fortinet in October 2000. Prior to co-founding Fortinet, Mr. Xie was the Founder, President and Chief Executive Officer of NetScreen Technologies, Inc., a provider of network security products, which was acquired by Juniper Networks, Inc., an IP network solutions company, in April 2004. Additionally, Mr. Xie was Managing Partner of Jedi Venture, Founder, President, and Chief Executive Officer of Stanford Infosystems International, Inc. and Security Architect for Healtheon Corporation, a health information services company, and Philips Semiconductors, a computer equipment manufacturer. Mr. Xie received a B.S. and an M.S. in electrical engineering from Tsinghua University in China and an M.S. in electrical engineering from Stanford University.

The foregoing summary of the director offer letter is qualified in its entirety by reference to the full text of the director offer letter, referenced as Exhibit 10.24 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.15.6*	Amendment No. 6 to the License Agreement, dated as of July 1, 2009, as amended, by and between TeleNav, Inc. and TomTom North America, Inc., effective as of July 1, 2012.

10.24*	Director Offer Letter dated July 30, 2012 between TeleNav, Inc. and Ken Xie.

*	To be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: August 1, 2012	By:	/s/ Michael W. Strambi
	Name:	Michael W. Strambi
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.15.6*	Amendment No. 6 to the License Agreement, dated as of July 1, 2009, as amended, by and between TeleNav, Inc. and TomTom North America, Inc., effective as of July 1, 2012.

10.24*	Director Offer Letter dated July 30, 2012 between TeleNav, Inc. and Ken Xie.

*	To be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.